Exhibit 99.1

Press Release For immediate release Greg Seals, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. August 2026 Dividend Announcement and July Financial Update

Atlanta - August 14, 2026 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced that the Company declared a cash dividend of $0.12 per share of common stock for the month of August 2026. The dividend will be paid on September 15, 2026 to stockholders of record at the close of business on August 25, 2026, with an ex-dividend date of August 25, 2026.
Financial Highlights as of July 31, 2026
•Total investment portfolio including TBAs of $8.1 billion
•Unrestricted cash and unencumbered investments of $549.3 million
•Total repurchase agreement borrowings of $6.5 billion
•Estimated book value per common share of $7.75(1)
•Debt-to-equity ratio of 6.5x and economic debt-to-equity ratio of 7.4x(2)
(1) Estimated book value per common share as of July 31, 2026 is calculated as total stockholders' equity less the liquidation preference of the Company's Series C Preferred Stock ($168.2 million), divided by total common shares outstanding of 107.6 million.
(2) Debt-to-equity ratio is calculated in accordance with U.S. GAAP as the ratio of total repurchase agreement borrowings to total stockholders' equity. Economic debt-to-equity ratio is a non-GAAP financial measure and is calculated as the ratio of (i) the sum of total repurchase agreement borrowings, TBAs at implied cost basis ($824.9 million) and payables for unsettled trades ($89.5 million) to (ii) total stockholders' equity. Refer to the section titled “Economic Debt-to-Equity Ratio” below for additional information.
The Company is providing certain preliminary, unaudited month-end financial data as of July 31, 2026, including updates on the Company's book value, investment portfolio, leverage and liquidity. The information in this press release has been prepared by, and is the responsibility of, the Company's management. The Company's independent auditors have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to this information and, accordingly, they do not express an opinion or provide any form of assurance on the figures presented.
The preliminary metrics and estimates included in this press release are based on information that the Company believes to be reliable as of today's date and reflect management's judgment at this stage of the month-end closing process. This month-end update should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP and is not necessarily indicative of results to be achieved in any future period. Additional items may be identified as part of the ongoing month-end and quarter-end closing processes, and such items could result in material revisions to the data presented in this press release. Accordingly, readers should not place undue reliance on the preliminary figures contained in this press release. The Company undertakes no obligation to update or revise the information contained herein, whether as a result of new information, subsequent events or otherwise.

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Portfolio Composition
The following table summarizes certain characteristics of the Company's investment portfolio including TBAs as of July 31, 2026.

	As of July 31, 2026
$ in thousands	Fair Value	Percentage	Period-end Weighted Average Yield (1)
Agency RMBS:
30 year fixed-rate pass-through coupon:
4.5%	1,220,702	15.0%	4.87%
5.0%	1,950,234	24.0%	5.19%
5.5%	1,953,877	24.1%	5.48%
6.0%	1,217,882	15.0%	5.91%
Total 30 year fixed-rate pass-through	6,342,695	78.1%	5.35%
Agency CMO	64,012	0.8%	8.86%
Agency CMBS	901,821	11.1%	4.63%
Subtotal	7,308,528	90.0%	5.29%
TBAs, at implied market value: (2)
Agency TBA coupon:
5.0%	123,837	1.5%
5.5%	287,930	3.5%
6.0%	404,405	5.0%
Total Agency TBA	816,172	10.0%
Total investment portfolio including TBAs	8,124,700	100.0%
(1) Period-end weighted average yield is based on amortized cost as of July 31, 2026 and incorporates future prepayment assumptions when appropriate.
(2) The presentation of TBAs in the table above represents management's view of the investment portfolio and does not reflect how the Company records TBAs on its balance sheet under U.S. GAAP. Under U.S. GAAP, the Company records TBAs that it does not intend to settle on the contractual settlement date as derivative financial instruments. The Company values TBAs on its balance sheet at net carrying value, which represents the difference between the implied market value and the implied cost basis of the TBAs.
The following table summarizes certain characteristics of the Company's borrowings as of July 31, 2026.

	As of July 31, 2026
$ in thousands	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)
Repurchase agreements - Agency MBS	6,501,505	3.80%	19
The following table summarizes certain characteristics of the Company's interest rate swaps whereby the Company pays fixed interest rates and receives floating interest rates based upon the secured overnight financing rate as of July 31, 2026.

$ in thousands	As of July 31, 2026
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	1,825,000	1.34%	3.66%	1.6
3 to 5 years	1,240,000	1.35%	3.66%	4.2
5 to 7 years	545,000	3.66%	3.66%	6.5
7 to 10 years	595,000	3.98%	3.66%	9.1
Greater than 10 years	610,000	2.63%	3.66%	21.4
Total	4,815,000	2.09%	3.66%	6.3

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The following table summarizes certain characteristics of the Company's U.S. Treasury futures contracts as of July 31, 2026.

As of July 31, 2026
$ in thousands	Notional Amount - Short
10 year U.S. Treasury futures	740,000
Ultra 10 year U.S. Treasury futures	525,000
30 year U.S. Treasury futures	340,000
Total	1,605,000
Economic Debt-to-Equity Ratio
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP and the impact of receivables and payables for unsettled trades (if any). The Company includes these types of TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company adjusts leverage for receivables and payables for unsettled trades (if any) because sales or purchases of MBS are recorded on the balance sheet on the trade date, while any corresponding changes to repurchase agreement borrowings are not recorded until the settlement date. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those of other mortgage real estate investment trusts who present a similar non-GAAP measure of leverage.
About Invesco Mortgage Capital Inc.
The Company is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. The Company is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., an independent global investment management firm.
Cautionary Notice Regarding Forward-Looking Statements
This press release may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the Agency RMBS, Agency CMBS and residential and commercial real estate markets), the market for our target assets, our expected financial performance, including our earnings available for distribution, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, spreads, prepayment trends, financing sources, cost of funds, our anticipated leverage, liquidity, capital structure and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.
Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended December 31, 2025, which may be updated by subsequently filed quarterly reports on Form 10-Q or current reports on Form 8-K, which are available on the Securities and Exchange Commission’s website at www.sec.gov.
All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

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